SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2005

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Registrant received notice that its 1996 – 1998 Internal Revenue Service (IRS) audit is final.

As a result Registrant will record a second quarter 2005 net income benefit of approximately $330 million. Approximately $250 million of the total $330 million after tax benefit is the result of a 2002 change in tax law that allowed Registrant to recognize a benefit for capital losses associated with the disposition of its insurance group operations. The remaining $80 million net income benefit is related to the favorable resolution of certain other tax matters from the 1996 – 1998 IRS audit. The benefit will not result in a significant cash refund. This claim of additional losses and related tax benefits required review by the U.S. Joint Committee on Taxation, which was completed on June 27, 2005.

Registrant expects that the net income benefit will be partially offset by charges associated with new restructuring actions and other cost-saving initiatives totaling approximately $200 million after tax. The restructuring actions are primarily related to headcount reductions across all geographies and segments. Of the $200 million, Registrant expects $140 million will be charged to net income in the second quarter. The remaining $60 million will be charged to net income in the second half of 2005.

The net result of the tax benefit and restructuring actions will be an increase in second quarter net income of $190 million and an increase in full year net income of $130 million.

The two matters discussed above are not reflected in Registrant’s previously issued earnings guidance. Apart from the matters addressed in this Form 8-K filing, Registrant is not updating or reaffirming its previously issued earnings guidance. On or about July 25, 2005 Registrant plans to release its second quarter 2005 earnings and will update earnings guidance for the remainder of the year at that time.

Forward Looking Statements

From time to time we and our representatives, may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K, that are forward-looking. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K and other public statements we make. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Information concerning certain factors that could cause actual results to differ materially is included in our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2005 filed with the Securities and Exchange Commission. We do not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: June 30, 2005

XEROX CORPORATION

By:	/s/ Gary R. Kabureck
Gary R. Kabureck
Vice President and Chief Accounting Officer